UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Filed Pursuant to Section 18 or 15(d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): June 18, 2013

Repros Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)
(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 18e-4(c) under the Exchange Act (17 CFR 240.18e-4(c)

Item 5.07  Submission of Matters to a Vote of Security Holders.

Repros Therapeutics Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders on June 18, 2013 in The Woodlands, Texas.  At the meeting, the Company’s stockholders: (i) elected each of the five persons listed below under Proposal 1 to serve as a director of the Company until its 2014 Annual Meeting of Stockholders; (ii) ratified and approved the appointment of PricewaterhouseCoopers LLP as the Company's registered independent public accounting firm for the Company's fiscal year ending December 31, 2013; (iii) approved the amendment of the Company’s 2011 Equity Incentive Plan; (iv) approved an advisory vote on executive compensation and (v) approved a one year frequency for the advisory vote on executive compensation. Notwithstanding the vote, Proposal 4 (an advisory vote on named executive officer compensation) Proposal 5 (an advisory vote on the frequency of the advisory vote on named executive officer compensation) are advisory votes only and are not binding on the Company. The following table describes the results of the voting at the annual meeting:

Proposal or Name of Nominee	Shares Voted "For"	Shares Voted "Against"	Shares Withheld	Shares Abstained	Broker Non-Votes
Proposal 1: Election of Directors
Joseph S. Podolski	12,747,524	--	43,194	--	3,013,570
Daniel F. Cain	12,747,250	--	43,468	--	3,013,570
Nola Masterson, M.S.	12,746,948	--	43,770	--	3,013,570
Michael G. Wyllie, Ph.D., DSC	12,747,223	--	43,495	--	3,013,570
Saira Ramasastry	12,773,526	--	17,192	--	3,013,570

Proposal 2: Ratification of Appointment of PricewaterhouseCoopers LLP	15,776,267	18,811	--	9,210	--

Proposal 3: Ratification and Approval of amendment of the 2011 Equity Incentive Plan	11,722,221	1,062,238	--	6,259	3,013,570

Proposal 4: Ratification and Approval of an Advisory Vote on Executive Compensation	11,110,481	1,666,139	--	14,098	3,013,570

Proposal or Name of Nominee	Every 1 Year	Every 2 Years	Every 3 Years	Shares Abstained	Broker Non-Votes
Proposal 5: Ratification and Approval of an Advisory Vote on the frequency of votes on Executive Compensation	8,344,738	950,699	3,081,334	413,947	3,013,570

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: June 20, 2013

	By:	/s/ Katherine A. Anderson
Katherine A. Anderson Chief Financial Officer